As filed with the Securities and Exchange Commission on May 29, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ply Gem Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0645710
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(Address, including zip code, of Registrant’s principal executive offices)

Ply Gem Holdings, Inc. 2004 Stock Option Plan

Ply Gem Holdings, Inc. Long Term Incentive Plan

(Full title of the plan)

Shawn K. Poe

Chief Financial Officer

Ply Gem Holdings, Inc.

5020 Weston Parkway, Suite 400

Cary, North Carolina 27513

(919) 677-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas New

York, New York 10019–6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	3,885,680(2)	$23.33(3)	$90,652,915	$12,365
Common stock, par value $0.01 per share	3,500,000(4)	$23.33(3)	$81,655,000	$11,138
Total				$23,503

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Consists of shares of common stock issuable in respect of awards granted, and to be granted, under the Ply Gem Holdings, Inc. 2004 Stock Option Plan.
(3)	Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Ply Gem Holdings Inc.’s common stock reported by the New York Stock Exchange on May 24, 2013.
(4)	Consists of shares of common stock issuable in respect of awards granted, and to be granted, under the Ply Gem Holdings, Inc. Long Term Incentive Plan.

EXPLANATORY NOTE

Ply Gem Holdings, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 7,385,680 shares of its common stock, par value $0.01 per share, which is referred to as the common stock, that are reserved for issuance in respect of awards granted, or in respect of awards to be granted, under the Ply Gem Holdings, Inc. 2004 Stock Option Plan (the “2004 Option Plan”) and the Ply Gem Holdings, Inc. Long Term Incentive Plan (the “LTIP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2004 Option Plan and LTIP as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Ply Gem Holdings, Inc., 5020 Weston Parkway, Suite 400, Cary, NC 27513, Attention: Shawn K. Poe, Telephone number (919) 677-3900.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(1)	The Company’s Registration Statement on Form S-1 (Registration No. 333-167193) initially filed with the Commission on May 28, 2010, as amended on each of July 12, 2010, August 5, 2010, April 5, 2013, May 6, 2013 and May 13, 2013;

(2)	The description of the common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 16, 2013, and any amendment or report filed for the purpose of updating any such description; and

(3)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company’s Registration Statement on Form S-1 referred to in (1) above.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and by-laws.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Under the Second Amended and Restated Stockholders Agreement among the Company and certain stockholders party thereto, we have agreed to indemnify Caxton-Iseman (Ply Gem), L.P. and Caxton-Iseman (Ply Gem) II, L.P. (collectively, the “CI Partnerships”) from any losses arising directly or indirectly out of the CI Partnerships actual, alleged or deemed control or ability to influence control of us or the actual or alleged act or omission of any director nominated by the CI Partnerships.

We have entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

4.2	Amended and Restated By-laws of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

10.1	Ply Gem Holdings, Inc. 2004 Stock Option Plan (incorporated by reference from Exhibit 10.8 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

10.2	Ply Gem Holdings, Inc. Long Term Incentive Plan (incorporated by reference from Exhibit 10.9 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:

(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Ply Gem Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on May 29, 2013.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe

	Name:	Shawn K. Poe
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Gary E. Robinette, Shawn K. Poe or Timothy D. Johnson, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 29, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ Gary E. Robinette	President, Chief Executive Officer,
Gary E. Robinette	Vice Chairman of the Board and Director
(Principal Executive Officer)

/s/ Shawn K. Poe	Vice President, Chief Financial Officer,
Shawn K. Poe	Treasurer and Secretary
(Principal Financial and Accounting Officer)

/s/ Frederick J. Iseman	Chairman of the Board and Director
Frederick J. Iseman

Signature	Title

/s/ Robert A. Ferris	Director
Robert A. Ferris

/s/ Steven M. Lefkowitz	Director
Steven M. Lefkowitz

/s/ John D. Roach	Director
John D. Roach

/s/ Michael P. Haley	Director
Michael P. Haley

/s/ Timothy T. Hall	Director
Timothy T. Hall

/s/ Jeffrey T. Barber	Director
Jeffrey T. Barber

INDEX TO EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

4.2	Amended and Restated By-laws of Ply Gem Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

10.1	Ply Gem Holdings, Inc. 2004 Stock Option Plan (incorporated by reference from Exhibit 10.8 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

10.2	Ply Gem Holdings, Inc. Long Term Incentive Plan (incorporated by reference from Exhibit 10.9 to the Company’s Form 8-K dated May 29, 2013 (File No. 001-35930)).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.